CONFORMED COPY






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                      AMERICAN WATER WORKS COMPANY, INC.

         UP TO $150,000,000 4.92% SENIOR NOTES DUE NOVEMBER 6, 2006






                         AMERICAN WATER CAPITAL CORP.

         UP TO $1,050,000,000 4.92% SENIOR NOTES DUE NOVEMBER 6, 2006




                            Support Agreement from


                      AMERICAN WATER WORKS COMPANY, INC.

                             ----------------

                            NOTE PURCHASE AGREEMENT

                              ----------------






                         Dated as of November 6, 2001


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



                               Table of Contents

                                                                          Page


SECTION 1.          AUTHORIZATION OF NOTES, SUPPORT AGREEMENT...............1


SECTION 2.          SALE AND PURCHASE OF NOTES..............................1


SECTION 3.          CLOSINGS................................................2


SECTION 4.          CONDITIONS TO CLOSING...................................2

     Section 4.1.   Representations and Warranties..........................2
     Section 4.2.   Performance; No Default.................................3
     Section 4.3.   Compliance Certificates and Organizational Documents....3
     Section 4.4.   Opinions of Counsel.....................................3
     Section 4.5.   Purchase Permitted by Applicable Law, etc...............3
     Section 4.6.   Changes in Corporate Structure..........................3
     Section 4.7.   Proceedings and Documents...............................4
     Section 4.8.   Merger Agreement........................................4
     Section 4.9.   Registration Rights.....................................4

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                      AMERICAN WATER WORKS..................................4

SECTION 6.          REPRESENTATIONS OF THE PURCHASER........................9

     Section 6.1.   Purchase for Investment.................................9

SECTION 7.          INFORMATION AS TO AMERICAN WATER WORKS AND THE COMPANY..9

     Section 7.1.   Financial and Business Information......................9
     Section 7.2.   Inspection.............................................11

SECTION 8.          PREPAYMENT OF THE NOTES................................11

     Section 8.1.   Final Maturity.........................................11
     Section 8.2.   Optional Prepayments with Make-Whole Amount............11
     Section 8.3.   Allocation of Partial Prepayments......................12
     Section 8.4.   Maturity; Surrender, etc...............................12
     Section 8.5.   Purchase of Notes......................................12
     Section 8.6.   Make-Whole Amount......................................13

SECTION 9.          AFFIRMATIVE COVENANTS..................................14

     Section 9.1.   Corporate Existence....................................14

     Section 9.2.   Support Agreement......................................14
     Section 9.3.   Maintenance of Properties..............................15
     Section 9.4.   Payment of Taxes and Other Claims......................15
     Section 9.5.   Nature of Business of the Company......................16
     Section 9.6.   Rating of the Notes....................................16
     Section 9.7.   Transfer of Notes......................................16

SECTION 10.         NEGATIVE COVENANTS.....................................16

     Section 10.1.  Restrictions on Liens..................................16
     Section 10.2.  Company and American Water Works May Consolidate,
                      Etc., Only on Certain Terms..........................18
     Section 10.3.  Successor Corporation Substituted......................19

SECTION 11.         EVENTS OF DEFAULT......................................19

     Section 11.1.  Events of Default for the AWCC Notes...................20
     Section 11.2.  Events of Default for the AWWC Notes...................21

SECTION 12.         REMEDIES ON DEFAULT, ETC...............................23

     Section 12.1.  Acceleration of the AWCC Notes.........................23
     Section 12.2.  Acceleration of the AWWC Notes.........................24
     Section 12.3.  Other Remedies.........................................24
     Section 12.4.  Rescission.............................................24
     Section 12.5.  No Waivers or Election of Remedies, Expenses, etc......25

SECTION 13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........25

     Section 13.1.  Registration of Notes..................................25
     Section 13.2.  Transfer and Exchange of Notes.........................25
     Section 13.3.  Replacement of Notes...................................26

SECTION 14.         PAYMENTS ON NOTES......................................26

     Section 14.1.  Place of Payment.......................................26
     Section 14.2.  Home Office Payment....................................26

SECTION 15.         EXPENSES, ETC..........................................27

     Section 15.1.  Transaction Expenses...................................27
     Section 15.2.  Survival...............................................27

SECTION 16.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      ENTIRE AGREEMENT.....................................27

SECTION 17.         AMENDMENT AND WAIVER...................................28

     Section 17.1.  Requirements...........................................28
     Section 17.2.  Solicitation of Holders of Notes.......................28

     Section 17.3.  Binding Effect, etc....................................29
     Section 17.4.  Notes Held by American Water Works or the
                      Company, etc.........................................29

SECTION 18.         NOTICES................................................29

SECTION 19.         REPRODUCTION OF DOCUMENTS..............................30

SECTION 20.         CONFIDENTIAL INFORMATION...............................30

SECTION 21.         SUBSTITUTION OF PURCHASER..............................31

SECTION 22.         MISCELLANEOUS..........................................31

     Section 22.1.  Assumption by American Water Works or Subsidiary.......31
     Section 22.2.  Successors and Assigns.................................32
     Section 22.3.  Entire Agreement.......................................32
     Section 22.4.  Payments Due on Non-Business Days......................32
     Section 22.5.  Severability...........................................32
     Section 22.6.  Construction...........................................32
     Section 22.7.  Counterparts...........................................32
     Section 22.8.  Governing Law..........................................32
     Section 22.9.  No Right of Set-off....................................33


SCHEDULE A          --  Defined Terms

EXHIBIT 1           --  Form of 4.92% Senior Note

EXHIBIT 2           --  Form of Support Agreement

EXHIBIT 4.4         --  Form of Opinion of Counsel for the Company and
                          American Water Works

EXHIBIT 4.9         --  Form of Registration Rights Agreement

                         AMERICAN WATER CAPITAL CORP.
                      AMERICAN WATER WORKS COMPANY, INC.
                             1025 Laurel Oak Road,
                          Voorhees, New Jersey 08043


                    4.92% SENIOR NOTES DUE NOVEMBER 6, 2006



                                                 Dated as of November 6, 2001
RWE AKTIENGESELLSCHAFT
OPERNPLATZ 1, 45128
ESSEN, GERMANY

Ladies and Gentlemen:

         The undersigned, American Water Capital Corp., a Delaware corporation (the "Company"), and American Water Works Company, Inc., a Delaware corporation ("American Water Works"), hereby jointly and severally agree with RWE Aktiengesellschaft (the "Purchaser") as follows:

SECTION 1.  AUTHORIZATION OF NOTES, SUPPORT AGREEMENT.

         American Water Works will authorize the issue and sale of up to $150,000,000 aggregate principal amount of its 4.92% Senior Notes due November 6, 2006 (the "AWWC Notes") and the Company will authorize the issue and sale of up to $1,050,000,000 aggregate principal amount of its 4.92% Senior Notes due November 6, 2006 (the "AWCC Notes," and, together with the AWWC Notes, the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13.2 or Section 13.3 of this Agreement. The Notes shall be in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchaser and the Company or American Water Works, as the case may be. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         American Water Works previously entered into a Support Agreement, dated June 22, 2000 and amended as of July 26, 2000 (as such agreement may be hereafter amended, modified or supplemented from time to time in accordance with its terms and the provisions of this Agreement, the "Support Agreement"), with the Company, a copy of which (as in effect on the date of this Agreement) is attached hereto as Exhibit 2, pursuant to which American Water Works has agreed, among other things, to ensure the timely payment of principal of and premium, if any, and interest on Debt (as defined in the Support Agreement) issued by the Company.

SECTION 2.  SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, at the AWCC Closings as defined and provided for in Section 3, AWCC Notes in the principal amount of up to $1,050,000,000 at the purchase price of 100% of the principal amount thereof.

         Subject to the terms and conditions of this Agreement, American Water Works will issue and sell to the Purchaser and the Purchaser will purchase from American Water Works, at the AWWC Closing as defined and provided for in
Section 3, AWWC Notes in the principal amount of up to $150,000,000 at the purchase price of 100% of the principal amount thereof.

SECTION 3.  CLOSINGS.

         The sale and purchase of the AWCC Notes and the AWWC Notes to be purchased by the Purchaser shall occur at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m., New York time, at one or more closings (the "AWCC Closings" and the "AWWC Closing," respectively, each being a "Closing") on the third Business Day following the giving of written notice by the Company or American Water Works, as the case may be, to the Purchaser of such Closing, or on such later Business Day as may be agreed upon by the Company and the Purchaser; provided, however, that in no event shall a Closing occur later than February 6, 2002, and provided further that there shall only be one AWWC Closing. Such notice by the Company or American Water Works, as the case may be, shall set forth the aggregate principal amount of Notes to be issued at such Closing, provided that such amount shall not be less than $100,000,000. At each Closing, the Company or American Water Works, as the case may be, will deliver to the Purchaser the Notes to be so purchased in the form of a single Note (or such greater number of Notes in denominations of at least $5,000,000 as the Purchaser may request) dated the date of such Closing and registered in the Purchaser's name, against delivery by the Purchaser to the Company or American Water Works, as the case may be, or either of their order, of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company or American Water Works, as the case may be, to account number 8013583379 at PNC Bank, National Association, Moorestown, New Jersey 08057, ABA# 031207607, or to such other account or accounts as the Company or American Water Works shall have designated in writing. If at a Closing the Company or American Water Works, as the case may be, shall fail to tender such Notes to the Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at the Purchaser's election, be relieved of all obligations under this Agreement with respect to such Closing, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

         The obligation of the Purchaser to purchase and pay for the Notes at a Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at such Closing, of the following conditions with respect to such Notes:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company and American Water Works in this Agreement that are qualified as to materiality shall be true and correct at the time of the Closing and the representations and warranties of the Company and American Water Works in this Agreement that are not qualified as to materiality shall be true and correct in all material respects at the time of the Closing.

     Section 4.2. Performance; No Default. The Company and American Water Works shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by each of them prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof), no Default or Event of Default shall have occurred and be continuing.

     Section 4.3.  Compliance Certificates and Organizational Documents.

          (a) Officer's Certificate. The Company and American Water Works shall each have delivered to the Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.6, and in the case of American Water Works
     Section 4.8, have been fulfilled.

          (b) Secretary's Certificate. The Company and American Water Works shall each have delivered to the Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          (c) Organizational Documents. The Company and American Water Works shall each have delivered such other certificates and documents relating to the organization, existence and good standing of each such party as the Purchaser may reasonably request.

     Section 4.4. Opinions of Counsel. The Purchaser shall have received opinions in form and substance satisfactory to the Purchaser and the Purchaser's special counsel, dated the date of the Closing, from Simpson Thacher & Bartlett, special counsel for American Water Works and the Company, and W. Timothy Pohl, General Counsel and Secretary to American Water Works, covering the matters set forth in Exhibit 4.4 and covering such other matters incident to the transactions contemplated hereby as the Purchaser or the Purchaser's special counsel may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing, each purchase of Notes shall (a) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (b) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

     Section 4.6. Changes in Corporate Structure. Neither the Company nor American Water Works shall have changed its jurisdiction of incorporation or, with the exception of the Merger Agreement, or any transaction permitted or contemplated thereby, been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in the Disclosure Documents filed prior to the date of this Agreement.

     Section 4.7. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Purchaser and the Purchaser's special counsel, and the Purchaser and the Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of documents as the Purchaser or the Purchaser's special counsel may reasonably request.

     Section 4.8. Merger Agreement. The Merger Agreement shall not have been terminated by American Water Works pursuant to Article VII thereof. American Water Works shall not be in default in the performance of its obligations under the covenants and agreements set forth in Articles IV and V of the Merger Agreement, and the representations and warranties of American Works contained in the Merger Agreement shall be true and correct, other than for such failures to be true and correct that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 4.9. Registration Rights. American Water Works, the Company and the Purchaser shall have entered into a registration rights agreement substantially in the form of Exhibit 4.9 hereto.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AMERICAN
              WATER WORKS.

     The Company and American Water Works, jointly and severally, represent and warrant to the Purchaser that:

          (a) Disclosure. The Disclosure Documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) Organization; Power and Authority. Each of the Company and American Water Works has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Disclosure Documents; and, except as set forth in Section 3.01(a) of the Company Disclosure Schedule to the Merger Agreement, each of the Company and American Water Works is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, unless such failure to be so qualified by the Company or American Water Works would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Organization and Ownership of Shares of Subsidiaries. Each Subsidiary of American Water Works other than the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Documents; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of American Water Works has been duly authorized and validly issued and is fully paid and nonassessable; and, except as otherwise set forth in Section 3.01(b) of the Company Disclosure Schedule to the Merger Agreement, all of the issued and outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of American Water Works as of the date of this Agreement are owned by American Water Works, by another wholly-owned Subsidiary of American Water Works or by American Water Works and another wholly-owned Subsidiary of American Water Works, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever and are duly authorized, validly issued, fully paid and nonassessable.

          (d) Authorization by Company. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding agreement of the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The AWCC Notes have been duly authorized by the Company and, at any AWCC Closing, will have been duly executed by the Company, and when issued and delivered in the manner provided for in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) Governmental Authorization. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by American Water Works or the Company for the consummation of the transactions contemplated by this Agreement or for the compliance by American Water Works with the provisions of the Support Agreement in connection with the issuance and sale of the AWCC Notes by the Company.

          (f) Observance of Statutes and Orders. The execution, delivery and performance of the Support Agreement and this Agreement and the issuance and sale of the Notes in accordance with this Agreement and compliance with the terms and provisions of this Agreement, the Notes and the Support Agreement will not result in a breach or violation of or conflict with any of the terms and provisions of, or constitute a default under,
     (i) any statute, any rule, regulation, order, judgment or decree of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, American Water Works or any other Subsidiary or any of their respective properties, or (ii) any agreement or instrument to which the Company, American Water Works or any such other Subsidiary is a party or by which the Company, American Water Works or any such other Subsidiary is bound or to which any of the properties of the Company, American Water Works or any such other Subsidiary is subject, or (iii) the charter or by-laws of the Company, American Water Works or any such other Subsidiary, except in each case (other than with respect to such charter or by-laws) for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect. The Company has full corporate power and corporate authority to authorize, issue and sell the AWCC Notes as contemplated by this Agreement. American Water Works has full corporate power and corporate authority to authorize, issue and sell the AWWC Notes as contemplated by this Agreement.

          (g) Authorization by American Water Works. This Agreement and the Support Agreement have been duly authorized, executed and delivered by American Water Works and, assuming due authorization, execution and delivery of this Agreement by the Purchaser, such agreements constitute valid and legally binding obligations of American Water Works enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The AWWC Notes have been duly authorized by American Water Works and, at any AWWC Closing, will have been duly executed by American Water Works, and when issued and delivered in the manner provided for in this Agreement, will constitute valid and binding obligations of American Water Works, enforceable against the American Water Works in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (h) Title to Properties; Leases. Except as disclosed in the Disclosure Documents, the Company, American Water Works and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are necessary to the conduct of their respective businesses as presently conducted, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Documents, the Company, American Water Works and the Subsidiaries hold any leased real or personal property that are necessary to the conduct of their respective businesses as presently conducted under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (i) Licenses, Permits. The Company, American Water Works and the other Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct in all material respects the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, American Water Works or any of the other Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (j) Labor Disputes. No labor dispute with the employees of the Company, American Water Works or any other Subsidiary exists or, to the knowledge of the

     Company or American Water Works, is imminent, that would reasonably be expected to have a Material Adverse Effect.

          (k) Patents and Trademarks. The Company, American Water Works and the other Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the businesses now operated by them or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company, American Water Works, or any other Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, American Water Works or any other Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (l) Environmental Matters. Except as disclosed in the Disclosure Documents and as set forth in Section 3.01(j) of the Company Disclosure Schedule to the Merger Agreement, neither the Company, American Water Works nor any of the other Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and neither the Company nor American Water Works is aware of any pending investigation which might lead to such a claim.

          (m) Litigation; Observance of Agreements, Statutes and Orders. Except as disclosed in the Disclosure Documents and as set forth in
     Section 3.01(g) of the Company Disclosure Schedule to the Merger Agreement, there are no pending actions, suits or proceedings against or affecting the Company, American Water Works or any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company, American Water Works or any of the Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or that are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company's or American Water Works' knowledge, threatened. None of American Water Works, the Company or any other Subsidiary is, to the knowledge of American Water Works or the Company, in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (n) Financial Statements. The financial statements included in the Disclosure Documents present fairly in all material respects the financial position of American Water Works and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein.

          (o) Absence of Material Adverse Change. Except as disclosed in the Disclosure Documents filed prior to the date of this Agreement, since the date of the latest audited financial statements included in the Disclosure Documents filed prior to the date of this Agreement there has been no development or event that would reasonably be expected to result in a Material Adverse Effect and, except as disclosed in or contemplated by the Disclosure Documents and as disclosed in or contemplated by
     Section 3.01(f) of the Merger Agreement, there has been no dividend or distribution of any kind declared, paid or made by American Water Works on any class of its capital stock.

          (p) Investment Company. None of American Water Works, the Company or any other Subsidiary is or, after giving effect to the sale of the Notes and the application of the proceeds thereof, will be an "investment company" as defined in the Investment Company Act of 1940 (the "1940 Act"). The Company has received an order from the Commission exempting it from all provisions of the 1940 Act, a copy of which has been delivered to the Purchaser. None of American Water Works, the Company or any other Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

          (q) Private Offering. Neither American Water Works nor the Company has, directly or indirectly, sold or offered, or attempted to offer or dispose of, any of the Notes to or solicited any offers to buy any of the Notes from, or otherwise approached or negotiated in respect thereof with, any Person, other than the Purchaser.

          (r) ERISA. Neither American Water Works nor any Subsidiary has incurred any accumulated funding deficiency within the meaning of ERISA; and neither American Water Works nor any Subsidiary has incurred any material liability to the PBGC established under ERISA in connection with any employee pension benefit plan established or maintained by American Water Works or any Subsidiary other than for premium payments, all of which have been made when due.

          (s) Use of Proceeds; Margin Regulations. The Company will apply up to $901,500,000 of the proceeds from the sale of the AWCC Notes toward the purchase price of the water and wastewater assets of Citizens Communications Company (f/k/a Citizens Utilities Company) pursuant to those certain Asset Purchase Agreements dated as of October 15, 1999, and $148,500,000 of the proceeds of the sale of the AWCC Notes to repay short-term borrowings and for general corporate purposes. American Water

     Works will apply the entire proceeds of the sale of the AWWC Notes toward the purchase price of the capital stock of Azurix Industrials Corp. and Azurix America Corp. pursuant to that Purchase and Sale Agreement dated as of August 2, 2001. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve American Water Works or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR
     220). Neither American Water Works nor the Company owns any margin stock in an amount in excess of 5% of consolidated total assets. As used in this paragraph, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. The Purchaser represents that it is purchasing the Notes for its own account and not with a view to the distribution thereof that would violate the Securities Act. The Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

SECTION 7.  INFORMATION AS TO AMERICAN WATER WORKS AND THE COMPANY.

     Section 7.1. Financial and Business Information. American Water Works and the Company, as the case may be, shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements. Within 60 days after the end of each of the first three quarterly fiscal periods of each year or within 10 days of filing with the Securities and Exchange Commission, whichever is earlier:

               (i) a comparative consolidated balance sheet of American Water Works and its Subsidiaries, as at the end of each such quarterly fiscal period and as of the end of the immediately preceding fiscal year; and

               (ii) comparative consolidated statements of income and retained earnings of American Water Works and its Subsidiaries, for the three months then ended and for the portion of the fiscal year to the end of such quarterly period and for the corresponding periods of the previous fiscal year and a comparative consolidated statement of changes in cash flows of American Water Works and its Subsidiaries, for the portion of the fiscal year to the end of such quarterly period and for the corresponding period of the previous fiscal year;

     all in reasonable detail and accompanied by a certificate of a Senior Financial Officer of American Water Works that such financial statements have been prepared in accordance with GAAP and fairly present, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows; provided that delivery within the time period specified above of copies of the American Water Works Quarterly Report on Form 10-Q for such quarter prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a).

          (b) Annual Statements. Within 100 days after end of each fiscal year or within 10 days of filing with the Securities and Exchange Commission, whichever is earlier:

               (i) a comparative consolidated balance sheet of American Water Works and its Subsidiaries as at the end of such year and the previous fiscal year; and

               (ii) comparative consolidated statements of income, surplus, retained earnings and cash flows of American Water Works and its Subsidiaries for such year and for the previous fiscal year;

     all in reasonable detail and in the case of the consolidated statements certified by independent accountants to have been prepared in accordance with GAAP and fairly present, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act (to the extent required to be filed)) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b).

          (c) Balance Sheet of Company. Concurrently with the delivery of the financial statements referred to in paragraphs (a) and (b) of this
     Section 7.1, the Company shall deliver to holders of the AWCC Notes an unaudited balance sheet of the Company, as at the end of each such quarterly or annual fiscal period and as of the end of the immediately preceding fiscal year, all in reasonable detail and accompanied by a certificate of a Senior Financial Officer of American Water Works that such financial statements have been prepared in accordance with GAAP.

          (d) Statement as to Default, Notices. Concurrently with the delivery of the financial statements referred to in this Section 7.1, a certificate, signed by a Senior Financial Officer of American Water Works (in the case of the AWWC Notes) or of the Company and American Water Works (in the case of the AWCC Notes) stating whether or not to the best knowledge of the signers thereof the Company or American Water Works, as the case may be, is in Default in the performance and observance of any of the terms, provisions and conditions of this Agreement and, if the Company or American Water Works shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. In addition, the Company or American Water Works, as applicable, will deliver to the holders of the Notes, within ten days after the occurrence thereof, written notice of (i) any Default pursuant to Section 11.1 or Section 11.2 and (ii) any event or any contest that if adversely determined would result in the occurrence of an Event of Default under
     Section 11.1(g).

          (e) Public Information. Promptly upon transmission thereof, copies of such financial statements and reports as American Water Works shall send to the Securities and Exchange Commission, the New York Stock Exchange or to its stockholders in any general mailing.

          (f) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of American Water Works, the Company or any other Subsidiary or relating to the ability of the Company or American Water Works to perform its respective obligations hereunder and under the Notes, as from time to time may be reasonably requested by any such holder of Notes.

          (g) Deliveries Under the Merger Agreement. In the event the information required to be delivered by any of paragraphs (a), (b) or (c) of this Section 7.1 is delivered to the Purchaser pursuant to the terms of the Merger Agreement, such delivery shall be deemed to satisfy the requirements of such paragraph of this Section 7.1 with regard to the Purchaser.

     Section 7.2. Inspection. American Water Works will permit any Institutional Investor that is a holder of 10% or more of the aggregate principal amount of any series of the outstanding Notes, and any agents or representatives of such holder designated by such holder, at all reasonable intervals and places and upon reasonable prior written notice, to (i) examine the books of account, records, reports and other papers of American Water Works and its Subsidiaries and to make copies and extracts therefrom for the purpose of determining whether American Water Works is complying with the terms and provisions of this Agreement, (ii) visit and inspect, under the guidance of American Water Works, the properties of American Water Works or of any of its Subsidiaries and (iii) discuss its or their affairs, finances and accounts with, and be advised as to the same by, its or their officers; provided that unless an Event of Default has occurred and is continuing no such visit to, inspection of or discussions with officers of, any Subsidiary shall be permitted if the book value of American Water Works' investment therein (as determined in accordance with GAAP) is less than 2% of all of American Water Works' investments in its Subsidiaries. So long as any Default or Event of Default shall have occurred and shall be continuing, all expenses incurred by an Institutional Investor in the exercise of any rights under this Section shall be borne by the Company.

SECTION 8.  PREPAYMENT OF THE NOTES.

     Section 8.1. Final Maturity. The entire unpaid principal amount of each Note shall become due and payable on November 6, 2006.

     Section 8.2. Optional Prepayments with Make-Whole Amount. Either the Company or American Water Works may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the AWCC Notes or the AWWC Notes, respectively, at 100% of the principal amount so prepaid, and accrued interest thereon to the date of such prepayment, plus the Make-Whole Amount determined in accordance with Section 8.6 for the prepayment date with respect to such principal amount. Either the Company or American Water Works, as the case may be, will give each holder of AWCC Notes or AWWC Notes, as applicable, written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company or American Water Works, as the case may be, shall deliver to each holder of AWCC Notes or AWWC Notes, as applicable, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The holders of the Notes then to be prepaid shall be reasonably satisfied that such calculation of the Make-Whole Amount has been made in accordance with this Section 8.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of that series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company or American Water Works, as the case may be, shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company or American Water Works, as the case may be, upon written request and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding AWCC Notes and American Water Works will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding AWWC Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company, American Water Works, or an Affiliate pro rata to the holders of all Notes of at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten Business Days. If the holders of more than 20% of the principal amount of the Notes then outstanding accept such offer, the Company or American Water Works, as the case may be, shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company or American Water Works, as the case may be, will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 or 12.2, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% (or if at any time the Company or American Water Works, as the case may be, shall agree to a lesser spread over a U.S. Treasury obligation for purposes of calculating the make whole amount or any other yield maintenance formula in connection with the issuance of debt obligations of the Company or American Water Works, as the case may be, having a weighted average life to maturity which is five or more years from the date of issue of such debt obligation, then such lesser spread shall automatically be substituted for .50% from and after the issuance of such other debt obligation and the Company or American Water Works, as the case may be, shall promptly so notify the holders of such change) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2,
     12.1 or 12.2.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 or 12.2, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

     Section 9.1. Corporate Existence. (a) So long as any of the AWCC Notes are outstanding, subject to Sections 10.2 and 10.3, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises.

          (b) So long as any of the Notes are outstanding, except as contemplated by the Merger Agreement (so long as the Merger Agreement has not been terminated pursuant to Article VII thereof) and subject to Sections 10.2 and 10.3 hereof, American Water Works will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 9.2. Support Agreement. So long as any of the AWCC Notes are outstanding, each of the Company and American Water Works covenants and agrees for the benefit of the holders of the AWCC Notes that (1) it will perform its respective obligations under the Support Agreement, and (2) it will not agree to any amendment or termination of the Support Agreement as in effect on the date of this Agreement, except in accordance with the terms of the Support Agreement as in effect on the date of this Agreement. The holders of AWCC Notes are entitled to the benefits of the Support Agreement available to Lenders (as defined in the Support Agreement), it being understood and agreed that the AWCC Notes constitute Debt (as defined in the Support

Agreement) for purposes of the Support Agreement. If the Company and American Water Works shall at any time modify the obligations of American Water Works under the Support Agreement (whether by amendment or supplement thereto) for the benefit of any holder of any Debt of the Company, the Company and American Water Works shall also provide in such amendment or supplement that the benefits of such modification extend to the AWCC Notes and the holders thereof. If American Water Works shall at any time enter into another form of support agreement or guaranty of indebtedness of the Company (or any other Subsidiary that is primarily engaged in the financing of the business of American Water Works or its utility Subsidiaries) that is to be sold in a public offering that has been registered under the Securities Act, then American Water Works shall also enter into an amendment of the Support Agreement or guaranty providing the same benefits to the AWCC Notes and the holders thereof.

     Section 9.3. Maintenance of Properties. (a) So long as any of the AWCC Notes are outstanding, except as permitted pursuant to Section 4.01(a)(v) of the Merger Agreement (so long as the Merger Agreement has not been terminated pursuant to Article VII thereof), the Company will cause all properties used or held for use in the conduct of its businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 9.3(a) shall prevent the Company from discontinuing the operation or maintenance of any of such properties or disposing of them if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the holders of AWCC Notes.

          (b) So long as any of the Notes are outstanding, except as permitted pursuant to Section 4.01(a)(v) of the Merger Agreement (so long as the Merger Agreement has not been terminated pursuant to Article VII thereof), American Water Works will cause all properties used or held for use in the conduct of its businesses, and will cause all properties used or held for use in the business of its Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 9.3 shall prevent American Water Works from discontinuing the operation or maintenance of any of such properties or disposing of them if such discontinuance or disposal is, in the judgment of the American Water Works, desirable in the conduct of its business and not disadvantageous in any material respect to the holders of Notes.

     Section 9.4. Payment of Taxes and Other Claims. (a) So long as any of the AWCC Notes are outstanding, the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of the Company; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP..

          (b) So long as any of the Notes are outstanding, American Water Works will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of American Water Works and each such Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of American Water Works and each such Subsidiary; provided, that American Water Works and each such Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which American Water Works has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     Section 9.5. Nature of Business of the Company. So long as any of the AWCC Notes are outstanding, the Company will at all times remain engaged solely in the business of financing the capital requirements of American Water Works and its utility Subsidiaries and activities reasonably related thereto, including, without limitation, cash management activities, all treasury activities and loan administration for such subsidiaries.

     Section 9.6. Rating of the Notes. In the event that the Merger Agreement is terminated pursuant to Article VII thereof, American Water Works or the Company, as applicable, shall use its best reasonable efforts to obtain a rating for the Notes from Standard & Poor's Rating Group and Moody's Investor Service, Inc. within 30 days of such termination; provided that if at such time either such rating agency shall cease to be in the business of rating corporate debt, an organization as shall be mutually agreed by American Water Works, the Company and the Purchaser shall be substituted therefore.

     Section 9.7. Transfer of Notes. In the event that the Merger Agreement is terminated pursuant to Article VII thereof, then at such time as the Purchaser notifies American Water Works that it intends to transfer any of the Notes it holds, (i) American Water Works shall actively assist the Purchaser in transferring such notes to a third party, which assistance shall include, but is not limited to (a) assisting in the preparation of marketing materials to be used in connection with the transfer of the Notes and (b) the hosting of one or more meetings of prospective transferees and (ii) none of American Water Works, the Company or any other Subsidiary shall offer, sell, contract to sell or otherwise dispose of any securities substantially similar to the Notes so long as such offer, sale or disposition would impair the ability of the Purchaser to transfer the Notes; provided, however, that such obligations of American Water Works are subject to the condition that such transfer by the Purchaser shall not be in violation of any applicable federal or state securities laws.

SECTION 10.  NEGATIVE COVENANTS.

     Section 10.1. Restrictions on Liens. (a) Neither American Water Works (so long as any of the AWWC Notes are outstanding) nor the Company (so long as any of the AWCC Notes are outstanding) will issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 10.1 referred to as "Debt"), secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter in this Section 10.1 called "mortgage" or "mortgages") upon any property of American Water Works or the Company, as the case may be, without in any such case effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Debt, the Notes (together with, if American Water Works or the Company shall so determine, any other Debt of or guaranteed by American Water Works or the Company, as the case may be, ranking equally with the Notes and then existing or thereafter created) equally and ratably with (or prior to) such Debt; provided, that the foregoing restrictions shall not apply to nor prevent the creation or existence of:

          (i) mortgages on any property, acquired, constructed or improved by American Water Works or the Company after the date of this Agreement, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, that are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or, in addition to mortgages contemplated by clauses (ii) and (iii) below, mortgages on any property existing at the time of acquisition thereof; provided, that the mortgages shall not extend to any property theretofore owned by American Water Works or the Company other than, in the case of any such construction or improvement, (1) unimproved real property on which the property so constructed or the improvement is located, (2) other property (or improvement thereon) that is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (3) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (4) the stock of any Subsidiary created or maintained for the primary purpose of owning the property so constructed or improved;

          (ii) existing mortgages on any property of a Person which is acquired by, merged with or into or consolidated with American Water Works or the Company; provided, that mortgages shall not extend to any property theretofore owned by American Water Works or the Company;

          (iii) mortgages, security interests, pledges, liens or other encumbrances to secure Debt of the Company to American Water Works;

          (iv) mortgages, security interests, pledges, liens or other encumbrances in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, security interests, pledges, liens or other encumbrances including, without limitation, mortgages to secure Debt of the industrial revenue bond type;

          (v) mortgages to secure Debt of American Water Works or the Company maturing within 12 months from the creation thereof and incurred in the ordinary course of business;

          (vi) mortgages existing on the date of this Agreement; and

          (vii) mortgages for the purposes of extending, renewing or replacing in whole or in part Debt secured by any mortgage referred to in the foregoing clauses (i) to (vi), inclusive, or this clause (vii); provided, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property or Debt that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, nothing herein shall be deemed (1) to prohibit the Company from assuming or guaranteeing any Debt of American Water Works or any Subsidiary of American Water Works (other than the Company), which Debt is secured by assets of American Water Works or any Subsidiary of American Water Works (other than the Company), or (2) to prohibit American Water Works from assuming or guaranteeing any Debt of any of its Subsidiaries, which Debt is secured by the assets of any Subsidiary of American Water Works, or(3) to prohibit American Water Works or the Company (or any other Subsidiary) from securing Debt with accounts receivable in an accounts receivable financing.

     (b) The provisions of subsection (a) of this Section 10.1 shall not apply to the issuance, assumption or guarantee by American Water Works or the Company of Debt secured by a mortgage that would otherwise be subject to the foregoing restrictions up to an aggregate amount that does not at the time exceed 10% of Consolidated Net Tangible Assets.

     (c) If at any time American Water Works or the Company shall issue, assume or guarantee any Debt secured by any mortgage and if subsection (a) of this Section 10.1 requires that the Notes be secured equally and ratably with such Debt, American Water Works or the Company, as the case may be, will promptly deliver to holders of the Notes an Officers' Certificate stating that, and Opinion of Counsel to the effect that, the covenants of American Water Works or the Company, as the case may be, contained in subsection (a) of this Section 10.1 have been complied with.

     Section 10.2. Company and American Water Works May Consolidate, Etc., Only on Certain Terms. Except as contemplated pursuant to the terms of the Merger Agreement (so long as the Merger Agreement has not been terminated pursuant to Article VII thereof), neither the Company nor American Water Works shall consolidate with or merge into any other Corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) the Corporation formed by any such consolidation or into which it is merged or the Person that acquires by conveyance or transfer, or that leases, its properties and assets substantially as an entirety shall be a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes issued by the company so consolidated, merged or acquired, the performance of every covenant of this Agreement on the part of the Company or American Water Works, as applicable, and in the case of American Water Works, all the obligations under the Support Agreement to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company or American Water Works, as applicable, has delivered to the holders of the Notes an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 10.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Each of the Company and American Water Works covenants and agrees that if, upon its consolidation with or merger into any other Corporation, or upon any consolidation or merger of any other Corporation with or into it, or upon any sale or conveyance of all or substantially all of its property and assets to any other Corporation, any of its property or any property of its Subsidiaries, if any, would thereupon become subject to any mortgage, security interest, pledge, lien or other encumbrance not permitted by Section 10.1 hereof, prior to or concurrently with such consolidation, merger, sale or conveyance, it will effectively secure the AWCC Notes or AWWC Notes, as applicable, (equally and ratably with (or prior to) any other indebtedness of or guaranteed by it then entitled thereto) by a direct lien, on such of its property or such property of a Subsidiary or such indebtedness issued by a Subsidiary, prior to all liens other than any theretofore existing thereon.

     Section 10.3. Successor Corporation Substituted. Upon any consolidation by the Company or American Water Works with or merger by the Company or American Water Works into any other Corporation or any conveyance, transfer or lease of either the Company's or American Water Works' properties and assets substantially as an entirety in accordance with Section 10.2, the successor Corporation formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or American Water Works, as applicable, under this Agreement with the same effect as if such successor Corporation had been named as the Company or American Water Works, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Corporation shall be relieved of all obligations and covenants under this Agreement, the Notes and, in the case of American Water Works, the Support Agreement.

SECTION 11.  EVENTS OF DEFAULT.

     Section 11.1. Events of Default for the AWCC Notes. "Event of Default," with respect to the AWCC Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company defaults in the payment of any interest upon any AWCC Note when it becomes due and payable and continuance of such default for a period of 10 days; or

          (b) the Company defaults in the payment of the principal of (or Make Whole Amount, if any, on) any AWCC Note when the same becomes due and payable, whether at maturity or a date fixed for prepayment or by declaration of acceleration or otherwise and continuance of such default for a period of three Business Days thereafter; or

          (c) the Company or American Water Works defaults in the performance of or breaches any covenant or warranty of the Company or American Water Works, as the case may be, in this Agreement or the Support Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 11.1 specifically dealt with), and continuance of such default or breach for a period of 90 days after the earlier of (i) a Responsible Officer of American Water Works or the Company obtaining actual knowledge of such default and (ii) written notice, to the Company and American Water Works by the holders of at least 33% in aggregate principal amount of the AWCC Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided, however, that, except with respect to defaults under or breaches of the covenants contained in Section 9.4 or Section 10.1, the holder of such principal amount of AWCC Notes shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company or American Water Works within such period and is being diligently pursued; or

          (d) The Company defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $20,000,000 of the principal or interest of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in any amount in excess of $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 60 days after a Responsible Officer of the Company obtains actual knowledge thereof; or

          (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any of the Company or American Water Works in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging any of the Company or American Water Works a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company, American Water Works, or any of their Affiliates seeking reorganization, arrangement, adjustment or composition of or in respect of any of the Company or American Water Works under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for any of the Company or American Water Works or for any substantial part of the property of any of the Company or American Water Works or ordering the liquidation or winding up of the affairs of any of the Company or American Water Works and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (f) the commencement by the Company or American Water Works of a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official in respect of it or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or its admission in writing of its inability to pay its debts generally as they become due, or its taking of corporate action in furtherance of any such action;

          (g) the Support Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final and nonappealable determination by any governmental body or court that the Support Agreement is invalid, void or unenforceable, or American Water Works shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Support Agreement; or

          (h) an Event of Default has occurred with respect to the AWWC Notes.

     Section 11.2. Events of Default for the AWWC Notes. "Event of Default," with respect to the AWWC Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) American Water Works defaults in the payment of any interest upon any AWWC Note when it becomes due and payable and continuance of such default for a period of 10 days; or

          (b) American Water Works defaults in the payment of the principal of (or Make Whole Amount, if any, on) any AWWC Note when the same becomes due and payable, whether at maturity or a date fixed for prepayment or by declaration of acceleration or otherwise and continuance of such default for a period of three Business Days thereafter; or

          (c) American Water Works defaults in the performance of or breaches any of its covenants or warranties in this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 11.2 specifically dealt with), and continuance of such default or breach for a period of 90 days after the earlier of
     (i) a Responsible Officer of American Water Works obtaining actual knowledge of such default and (ii) written notice, to American Water Works by the holders of at least 33% in aggregate principal amount of the AWWC Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided, however, that, except with respect to defaults under or breaches of the covenants contained in Section 9.4 or Section 10.1, the holder of such principal amount of AWWC Notes shall be deemed to have agreed to an extension of such period if corrective action is initiated by American Water Works within such period and is being diligently pursued; or

          (d) American Water Works defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by American Water Works, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $20,000,000 of the principal or interest of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in any amount in excess of $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 60 days after a Responsible Officer of American Water Works obtains actual knowledge thereof; or

          (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any of American Water Works in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging American Water Works a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than American Water Works or any of its Affiliates seeking reorganization, arrangement, adjustment or composition of or in respect of American Water Works under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for American Water Works or for any substantial part of the property of American Water Works or ordering the liquidation or winding up of the affairs of American Water Works and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

          (f) the commencement by American Water Works of a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official in respect of it or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or its admission in writing of its inability to pay its debts generally as they become due, or its taking of corporate action in furtherance of any such action; or

          (g) an Event of Default has occurred with respect to the AWCC Notes.

SECTION 12.  REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration of the AWCC Notes. (a) If an Event of Default described in paragraph (e) or (f) of Section 11.1 has occurred, all the AWCC Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default described in Section 11.1 has occurred and is continuing, any holder or holders of more than 50% in principal amount of the AWCC Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company and American Water Works, declare all the AWCC Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section
11.1 has occurred and is continuing, any holder or holders of AWCC Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company and American Water Works, declare all the AWCC Notes held by it or them to be immediately due and payable.

          Upon any AWCC Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such AWCC Notes will forthwith mature and the entire unpaid principal amount of such AWCC Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. American Water Works and the Company acknowledge, and the parties hereto agree, that each holder of an AWCC Note has the right to maintain its investment in the AWCC Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the AWCC Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Acceleration of the AWWC Notes. (a) If an Event of Default described in paragraph (e) or (f) of Section 11.2 has occurred, all the AWWC Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default described in Section 11.2 has occurred and is continuing, any holder or holders of more than 50% in principal amount of the AWWC Notes at the time outstanding may at any time at its or their option, by notice or notices to American Water Works, declare all the AWWC Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section
11.2 has occurred and is continuing, any holder or holders of AWWC Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to American Water Works, declare all the AWWC Notes held by it or them to be immediately due and payable.

     Upon any AWWC Notes becoming due and payable under this Section 12.2, whether automatically or by declaration, such AWWC Notes will forthwith mature and the entire unpaid principal amount of such AWWC Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. American Water Works acknowledges, and the parties hereto agree, that each holder of an AWWC Note has the right to maintain its investment in the AWWC Notes free from repayment by American Water Works (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by American Water Works in the event that any of the AWWC Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.3. Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1 or Section 12.2, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.4. Rescission. At any time after any Note has been declared due and payable pursuant to clause (b) or (c) of Section 12.1 or Section 12.2, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company and American Water Works, may rescind and annul any such declaration and its consequences if (a) the Company or American Water Works, as the case may be, has paid all overdue interest on such Notes, all principal of and Make-Whole Amount, if any, on any such Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.4 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.5. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company or American Water Works under Section 15, the Company or American Water Works, as the case may be, will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. Each of the Company and American Water Works shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Company nor American Water Works shall be affected by any notice or knowledge to the contrary. The Company or American Water Works, as the case may be, shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company or American Water Works, as applicable, for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company or American Water Works, as the case may be, shall execute and deliver, at the Company's or American Water Works' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in the form of Exhibit 1 hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered

Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company or American Water Works, as the case maybe, may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $5,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $5,000,000.

     Section 13.3. Replacement of Notes. Upon receipt by the Company or American Water Works, as applicable, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the original Purchaser or is an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company or American Water Works, as the case may be, at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.  PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of PNC Bank, National Association, in New York, New York.

     Section 14.2. Home Office Payment. So long as the Purchaser or the Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company or American Water Works, as the case may be, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest at the principal office of PNC Bank, National Association, in New York, New York and by the method specified on the first page hereof, or by such other method or at such other address as the Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company or American Water Works, as the case may be, made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company or American Water Works, as the case may be, at its principal executive office or at the place of payment most recently designated by the Company or American Water Works, as the case may be, pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by the Purchaser or the Purchaser's nominee, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company or American Water Works, as the case may be, in exchange for a new Note or Notes pursuant to Section 13.2. The Company or American Water Works, as the case may be, will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by the Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchaser has made in this Section 14.2.

SECTION 15.  EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company or American Water Works, as applicable, will pay all costs and expenses (including reasonable attorneys' fees of Cravath, Swaine & Moore, special counsel to the Purchaser, directly related to this Agreement and the actions contemplated hereby but excluding,
(i) with respect to (a) below, the fees and expenses of any other counsel to the Purchaser, (ii) with respect to (b) below, the fees and expenses of more than one counsel to the Purchaser and (iii) any fees and expenses incurred by or in connection with a transferee of the Purchaser) incurred by the Purchaser in connection with (a) the negotiation, preparation, execution, and delivery of this Agreement and the Notes, (b) any amendments, waivers or consents under or in respect of this Agreement, the Support Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), (c) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Support Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Support Agreement or the Notes, or by reason of being a holder of any Note, and (d) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of American Water Works or the Company or any other Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Support Agreement and by the Notes. The Company or American Water Works, as applicable, will pay, and will hold the Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by or on behalf of the Purchaser).

     Section 15.2. Survival. The obligations of the Company and American Water Works under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of American Water Works or the Company pursuant to this Agreement shall be deemed representations and warranties of American Water Works or the Company, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding among the Purchaser, American Water Works and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.  AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of American Water Works, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11.1(a), 11.1(b), 11.2(a), 11.2(b), 12, 17 or 20.

Section 17.2.  Solicitation of Holders of Notes.

     (a) Solicitation. American Water Works and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. American Water Works and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes of a series affected thereby promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. Neither American Water Works nor the Company will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes of such series then outstanding even if such holder did not consent to such waiver or amendment.

     (c) Consent in Contemplation of Transfer. At any time prior to a Public Offering, any consent made pursuant to this Section 17.2(c) by a holder of Notes that has transferred or has agreed to transfer its Notes to American Water Works or the Company or any other Subsidiary or any Affiliates of American Water Works and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note, as applicable, and upon American Water Works and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between American Water Works or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by American Water Works or the Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by American Water Works or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to the Purchaser or the Purchaser's nominee, to the Purchaser or the Purchaser's nominee at the address set forth on the first page hereof, or at such other address as the Purchaser or the Purchaser's nominee shall have specified to American Water Works and the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to American Water Works and the Company in writing, or

          (iii) if to American Water Works or the Company, as the case may be, at the address set forth at the beginning hereof to the attention of its Senior Financial Officer, or at such other address as American Water Works or the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.  REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced. American Water Works and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit American Water Works or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to a holder of any Note or its representatives by or on behalf of American Water Works or the Company or any other Subsidiary, or any of their respective representatives, in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of American Water Works or the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on such holder's behalf,
(c) otherwise becomes known to such holder other than through disclosure by American Water Works or the Company or any other Subsidiary or any of their respective representatives or (d) constitutes financial statements delivered to such holder under Section 7.1 that are otherwise publicly available. Each holder of a Note, other than the Purchaser (so long as the letter agreement dated July 26, 2001 among the Purchaser, Thames Water plc and American Water Works is still in effect), will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, provided that such holder may deliver or disclose Confidential Information to (i) such holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes),
(ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

(v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over such holder, or (vii) any other Person to which such delivery or disclosure may be required in the reasonable opinion of such holder (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by American Water Works or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with American Water Works and the Company embodying the provisions of this Section 20. Each holder of a Note recognizes its responsibility for compliance with applicable securities laws and regulations in connection with its use of non-public information regarding American Water Works and its Subsidiaries.

SECTION 21.  SUBSTITUTION OF PURCHASER.

     The Purchaser shall have the right to substitute any one of the Purchaser's Affiliates as the purchaser of the Notes, by written notice to American Water Works and the Company, which notice shall be signed by both the Purchaser and the Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6; provided that such notice shall also contain the agreement of the Purchaser to unconditionally and irrevocably guarantee the obligations of the Purchaser's Affiliate under this Agreement. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of the Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the Purchaser all of the Notes then held by such Affiliate, upon receipt by American Water Works and the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.  MISCELLANEOUS.

     Section 22.1. Assumption by American Water Works or Subsidiary. American Water Works or a Subsidiary may directly assume, by a written instrument, executed and delivered to the holders of the AWCC Notes, in form satisfactory to the Required Holders, the due and punctual payment of the principal of (Make-Whole Amount, if any) and interest on all the AWCC Notes and the performance of every covenant of this Agreement on the part of the Company to be performed or observed. Upon any such assumption, American Water Works or such Subsidiary shall succeed to and be substituted for and may exercise every right and power of the Company under this Agreement with the same effect as if American Water Works or such Subsidiary had been named as the Company herein and the Company shall be released from its liability as obligor on the AWCC Notes; provided that, in the case of such assumption by a Subsidiary, that American Water Works' obligations under this Agreement (modified as aforesaid) remain in full force and effect and American Water Works and such Subsidiary shall have entered into a support agreement in the form of the Support Agreement, satisfactory to the Required Holders.

     Section 22.2. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.3. Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, along with the Notes constitute the entire agreement among the parties hereto with respect to the subject matter hereof. The terms hereof in no way amend, alter or otherwise modify the terms of the Merger Agreement and, except as expressly stated herein, the terms of the Merger Agreement in no way amend, alter or otherwise modify the terms hereof.

     Section 22.4. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.6. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     Section 22.9. No Right of Set-off. American Water Works and the Company each hereby expressly waive any and all right to set-off any amounts that may be owed, or may be claimed to be owed, to American Water Works or the Company by any Holder of any Note, including, but not limited to, amounts that may be owed or claimed to be owed to American Water Works under the Merger Agreement.


                             * * * * *

     The execution hereof by the Purchaser shall constitute a contract among American Water Works, the Company and the Purchaser for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                            Very truly yours,

                                            AMERICAN WATER CAPITAL CORP.



                                            By /c/Joseph F. Hartnett, Jr.
                                              Its Vice President & Treasurer



                                            AMERICAN WATER WORKS COMPANY, INC.



                                            By /c/ Joseph F. Hartnett, Jr.
                                              Its Treasurer

The foregoing is hereby
agreed to as of the
date thereof.


                                             RWE AKTIENGESELLSCHAFT



                                              By /c/ Klaus Sturany
                                                Its Managing Director

                              DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "American Water Works" means the American Water Works Company, Inc., and any permitted successors or assigns thereto.

     "Board of Directors" means either the board of directors of the Company or American Water Works, as the case may be, or any duly authorized committee thereof.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Essen, Germany are required or authorized to be closed.

     "Closing" is defined in Section 3.

     "Company" means the American Water Capital Corp., and any permitted successors or assigns thereto.

     "Confidential Information" is defined in Section 20.

     "Consolidated Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its subsidiaries less, without duplication, the following:

          (a) all current liabilities (excluding any thereof that are by their terms extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of determination);

          (b) all reserves for depreciation and other asset valuation reserves but excluding any reserves for deferred Federal income taxes arising from accelerated amortization or otherwise; and

          (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet.

          Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.

                                 SCHEDULE A
                       (to Note Purchase Agreement)

          "Corporation" includes any corporation, association, company, limited liability company or business trust.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means, with respect to the Notes, the greater of (a) the prime (i.e. index or base) rate of interest published or publicly announced as such from time to time by PNC Bank, National Association, plus 2%; or (b) the rate of interest borne by the Notes prior to Default plus 2%.

          "Disclosure Documents" shall mean the Registration Statement of the Company filed with the Securities and Exchange Commission on January 30, 2001 (including the documents incorporated by reference therein) and all forms, reports, schedules, statements and other documents required to be filed by the Company or American Water Works with the Securities and Exchange Commission since such date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "Institutional Investor" means (a) any original purchaser of a Note,
     (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form; provided, however that for the purposes of this Agreement, any holder of Notes that purchased such Notes in, or subsequent to, a Public Offering shall not be an Institutional Investor.

          "Make-Whole Amount" is defined in Section 8.6.

          "Material Adverse Effect" means a material adverse change or effect on (a) the business, assets, properties, condition (financial or otherwise) or results of operations of American Water Works and its Subsidiaries taken as a whole or (b) the ability of American Water Works or the Company to perform its respective obligations under this Agreement and the Notes, and, in the case of American Water Works, the Support Agreement or (c) the validity or enforceability of this Agreement, the Support Agreement or the Notes.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 16, 2001, by and among RWE Aktiengesellschaft, Thames Water Aqua Holdings GMBH, Apollo Acquisition Company and American Water Works, as amended or modified from time to time.

          "Notes" is defined in Section 1.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of American Water Works or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or American Water Works, as the case may be, and who shall be reasonably acceptable to the Required Holders.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Public Offering" means any sale or transfer of the Notes pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act.

          "Purchaser" means RWE Aktiengesellschaft.

          "Required Holders" means, at any time, the holders of at least 51% in principal amount of the AWCC Notes or AWWC Notes, as applicable, at the time outstanding (exclusive of Notes then owned by American Water Works, the Company or any of their respective Affiliates which, for the avoidance of doubt, does not include the Purchaser or its Affiliates).

          "Responsible Officer" means any Senior Financial Officer and any other officer of American Water Works or the Company, as the context requires, with responsibility for the administration of the relevant portion of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Financial Officer" means the senior financial officer, principal accounting officer, treasurer or controller of American Water Works or the Company, as the context requires.

          "Subsidiary" means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by American Water Works or by one or more other Subsidiaries, or by American Water Works and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other security which ordinarily has voting power for the election of directors or similar officials, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Support Agreement" is defined in Section 1.